Exhibit 5.1

July 3, 2014

SunOpta Inc.
2838 Bovaird Drive
Brampton, Ontario
L7A 0H2

Dear Sirs:

Re: SunOpta Inc. Form S-3 Registration Statement

We have acted as Canadian counsel for SunOpta Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933 (the “Securities Act”), together with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(i)	common shares of the Company (the “Common Shares”);
(ii)	special shares of the Company, issuable in series (the “Special Shares”); and
(iii)	subscription receipts, units, senior debt securities, subordinated debt securities and warrants to purchase Common Shares, in any combination (the “Other Securities”).

The Common Shares and the Special Shares are collectively referred to herein as the “Shares”. The Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Shares and the Other Securities is $200,000,000.

We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We are solicitors qualified to practice law only in the Province of Ontario and therefore we express no opinions as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof, and we disclaim any obligation or duty to update the opinions expressed below in the event of any change in such laws or any other circumstances after the date hereof.

In rendering the opinion below that the Shares will be “fully paid and non-assessable”, such opinion indicates that (i) holders of the Shares cannot be required to contribute any further amounts to the Company by virtue of his, her or its status as holder of such shares, either in order to complete payment for the Shares, to satisfy claims of creditors or otherwise; and (ii) the issuance of such Shares is not subject to any statutory pre-emptive rights, resale rights, rights of first refusal or similar rights of any shareholder of the Company. No opinion is expressed as to the adequacy of any consideration received for such Shares.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that: (1) with respect to the Common Shares offered under the Registration Statement, provided that (i) the issuance of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company and (ii) the Common Shares have been delivered to the purchasers thereof against payment therefor, the Common Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Special Shares, or convertible debt securities in accordance with their terms, or upon exercise of any warrants in accordance with their terms, will be validly issued, fully paid and non-assessable; and (2) with respect to the Special Shares offered under the Registration Statement, provided that (i) the terms and issuance of the Special Shares have been duly authorized by all necessary corporate action on the part of the Company, (ii) the terms of its issue and sale have been duly established, in conformity with the Company’s Articles of Amalgamation and the Canada Business Corporations Act, (iii) articles of amendment with respect to the applicable series of the Special Shares have been duly filed with Industry Canada and (iv) the Special Shares have been delivered to the purchasers thereof against payment therefor, the Special Shares when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible debt securities in accordance with their terms, or upon exercise of any warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof.

Yours very truly,

/s/ Wildeboer Dellelce LLP